                                                                    EXHIBIT 24.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated August 15, 1996 on the financial statements of Lexalite International Corporation (and to all references to our Firm) included in or made a part of this registation statement.


                                            ARTHUR ANDERSEN LLP

Grand Rapids, Michigan
September 5, 1996

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------

We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of SUMMA INDUSTRIES' included in this registration statement, and we have issued our report thereon dated October 5, 1995. Our audits were made for the purpose of forming an opinion on those statements, taken as a whole. The schedule listed in the index of financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



Orange County, California               ARTHUR ANDERSEN LLP
October 5, 1995

                               SUMMA INDUSTRIES
                               ----------------
                                 SCHEDULE VIII
                                 -------------
                       VALUATION AND QUALIFYING ACCOUNTS
                       ---------------------------------

                 For the years ended August, 1995, 1994, 1993

                                                                       Amounts
                                                   Balance at          charged
                                                 beginning of    (credited) to    Acquired       Amounts      Balance at
                                                       period          expense    Reserves   written off   end of period
- -------------------------------------------------------------------------------------------------------------------------
1995    Allowance for doubtful accounts           $75,000         $(14,000)            $0      $(2,000)       $59,000
1994    Allowance for doubtful accounts            56,000           20,000              0       (1,000)        75,000
1993    Allowance for doubtful accounts            25,000            8,000         24,000       (1,000)        56,000